UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2025

FLEXSHOPPER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37945	20-5456087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Yamato Road, Suite 260 Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 353-9289

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FPAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

FlexShopper, Inc.

July 28, 2025

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2025, Denis Echtchenko tendered a letter of resignation from the Board of Directors (the “Board”) of FlexShopper, Inc. (the “Company”), effective upon receipt of a letter designating his successor from B2 FIE V LLC (“B2 FIE”), as described below. A copy of Mr. Echtchenko’s letter of resignation which states his reasons for resigning is furnished herewith as Exhibit 99.1. The Company disagrees with Mr. Echtchenko’s substantive assessments and characterizations set forth in his letter of resignation. Mr. Echtchenko did not serve on any committee of the Board.

Pursuant to the requirements of Item 5.02 of Form 8-K, the Company has provided Mr. Echtchenko with a copy of this Form 8-K in accordance with Item 5.02(a)(3)(i) of Form 8-K.

On July 27, 2025, upon receipt of a letter from B2 FIE, Steven Varner was designated as the B2 FIE representative to serve on the Company’s Board until the next annual or special meeting of the stockholders of the Company.

Steven Varner, age 64, is the founder and principal of SG Varner Advisors, an interim executive management and business and financial advisor to management, board of directors and stakeholders, since June 2022.  He served as a Managing Director in the Turnaround and Restructuring Practice of Alvarez & Marsal from 2004 to May 2022, where he assumed interim positions with numerous public and private companies as chief executive officer, chief operating officer, chief financial officer, chief restructuring officer and in similar operational and advisory roles.  Prior to Alvarez & Marsal, Mr. Varner was a partner and head of the West Region restructuring practice of Deloitte in 2003 and 2004, and partner in the global corporate finance and restructuring practice of Arthur Andersen LLP from 1988 to 2003.  Mr. Varner received a B.S. in business administration degree (accounting) from Arizona State University.

Mr. Varner is an accomplished senior executive with extensive financial, operations and accounting experience making him well qualified to be a member of the Board.  Mr. Varner also brings transactional expertise in capital markets and mergers and acquisitions.

Mr. Varner was appointed to the Board pursuant to the Investor Rights Agreement, dated as of June 10, 2016 (the “B2 FIE Investor Rights Agreement”), among the Company and B2 FIE in connection with B2 FIE’s purchase of the Company’s series 2 preferred stock. Pursuant to the B2 FIE Investor Rights Agreement, so long as B2 FIE and its affiliate transferees’ ownership percentage of the Company’s outstanding common stock, determined on a fully diluted basis taking into account the conversion of all outstanding shares of series 1 preferred stock and series 2 preferred stock, exceeds 10%, B2 FIE will have the right to nominate one director to the Board. For more information regarding the B2 FIE Investor Rights Agreement, please refer to the Company’s Form 8-K filed with the SEC on June 13, 2016. Apart from the B2 FIE Investor Rights Agreement, there is no arrangement or understanding between Mr. Varner and the Company pursuant to which he was elected to the Board.

Mr. Varner has not participated in any transactions with the Company nor are there currently any proposed transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, there are no family relationships between Mr. Varner and any of the Company’s executive officers or other directors.

With the addition of Mr. Varner, the number of members on the Board remains at five members.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits

99.1	Letter from Denis Echtchenko dated July 27, 2025.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSHOPPER, INC.

Date: July 29, 2025	By:	/s/ John Davis
		Name:	John Davis
		Title:	President and Chief Operating Officer

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